Exhibit (n)(3)

CONSENT OF PROPOSED DIRECTOR

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form N-2 filed by CM Finance Inc with the Securities and Exchange Commission and in all amendments and post-effective amendments or supplements thereto, including the prospectus contained therein, as a nominee for director of CM Finance Inc, and to all references to me in that connection.

/s/ Stephan Kuppenheimer

Name: Stephan Kuppenheimer

Dated: January 3, 2014